EXHIBIT 21

SUBSIDIARIES(1)

Owned Directly by Laboratory Corporation of America Holdings:

Name                                          Jurisdiction of Organization
---------------------------------             -----------------------------
LabCorp Delaware, Inc.                               Delaware
LabCorp, BVBA                                        Belgium
Lab Delivery Service of
     New York City, Inc.                             New York
Laboratory Corporation of America                    Delaware
Viro-Med Laboratories, Inc.                          Minnesota
National Genetics Institute                          California
LabCorp Limited                                      United Kingdom
Path Lab Holdings, Inc.                              Delaware
Center for Genetic Services, Inc.                    Texas
Clipper Holdings, Inc.                               Delaware
Clinical Laboratories, Inc.                          Pennsylvania
DIANON Systems, Inc.                                 Delaware
New Molecular Diagnostics Ventures LLC (2)           Delaware


Owned Directly by Laboratory Corporation of America:

Name                                          Jurisdiction of Organization
---------------------------------             -----------------------------
Dynacare Laboratories, Inc.                          Delaware


Owned Directly by Path Lab Holdings, Inc.:

Name                                          Jurisdiction of Organization
---------------------------------             -----------------------------
Path Lab, Inc.                                       New Hampshire


Owned Directly by Path Lab, Inc.:

Name                                          Jurisdiction of Organization
---------------------------------             -----------------------------
Medical Management Services, Inc.                    Vermont


Owned Directly By Medical Management Services, Inc.:

Name                                          Jurisdiction of Organization
---------------------------------             -----------------------------
Springfield Medical Laboratory, Inc.                 Vermont

(1) All Subsidiaries are 100% owned by Laboratory Corporation of America Holdings or Subsidiaries of Laboratory Corporation of America Holdings, unless otherwise noted. Excludes legal entities with inactive business operations.
(2) Laboratory Corporation of America Holdings owns 90% of New Molecular Diagnostics Ventures LLC

Owned Directly by Clipper Holdings, Inc.:

Name                                          Jurisdiction of Organization
---------------------------------             -----------------------------
3065619 Nova Scotia Company                          Nova Scotia


Owned Directly by 3065619 Nova Scotia Company:

Name                                          Jurisdiction of Organization
---------------------------                  -----------------------------
Dynacare Company                                      Nova Scotia


Owned by Dynacare Company:
Name                                          Jurisdiction of Organization
---------------------------                  -----------------------------
ExecMed Health Services Inc.                          Ontario
896988 Ontario Inc.                                   Ontario
Dynacare Realty Inc.                                  Ontario
Dynacare Laboratories Limited Partnership (3)         Ontario
Dynacare G.P. Inc.                                    Ontario
Dynacare Holdco LLC                                   Delaware


Owned By Dynacare Laboratories Limited Partnership:

Name                                          Jurisdiction of Organization
---------------------------                  -----------------------------
Gamma-Dynacare Medical Laboratories (4)               Ontario


Owned Directly by Gamma-Dynacare Medical Laboratories:

Name                                          Jurisdiction of Organization
---------------------------                  -----------------------------
GDML LeaseCo, Inc.                                    Ontario
Dynacare Gamma Institutional Laboratory
      Services Limited                                Ontario
Ultra-Med Developments Inc.                           Ontario
Gamma Dynacare Leasing Corporation                    Ontario
Dynacare X-Ray Services Limited                       Ontario
RD Belenger & Associates Ltd. (5)                     Ontario
Centre Diagnostique Analab, Inc. (6)                  Quebec


(3) Dynacare Company owns 99.9% of Dynacare Laboratories Limited Partnership. Dynacare GP Inc. owns the remaining 0.1% interest.
(4) Dynacare Laboratories Limited Partnership owns a 72.99% interest in Gamma-Dynacare Medical Laboratories.
(5) Gamma-Dynacare Medical Laboratories owns a 70% interest in RD Belenger & Associates Ltd.
(6) Gamma-Dynacare Medical Laboratories owns a 75% interest in Centre Diagnostique Analab Inc.


Owned by Dynacare Laboratories Inc.:

Name                                            Jurisdiction of Organization
------------------------------------           ----------------------------
Dynacare Northwest Inc.                               Washington
Clinical Laboratories Cheyenne                        Wyoming
Dynacare Southwest Laboratories, Inc.                 Texas
LabSouth Inc.                                         Delaware
Dynacare Oklahoma, Inc.                               Delaware
Dynacare Mississippi, Inc.                            Delaware
HHD Genpar, Inc.                                      Texas
Dynacare Louisiana, LLC                               Louisiana






Ownership Interests by Dynacare U.S. Subsidiaries:

Name                                            Jurisdiction of Organization
------------------------------------           ----------------------------
HH/DL, LP (7)                                         Texas
SW/DL LP (8)                                          Delaware
UHS/DL, LP (9)                                        Delaware


(7) Dynacare Southwest Laboratories, Inc. owns a 49.5% interest, Dynacare Laboratories, Inc. owns a 49.5% interest and HHD Genpar, Inc. owns the remaining 1% interest in HH/DL, LP.

(8) HH/DL, LP owns a 99% interest and HHD Genpar, Inc. owns the remaining 1% interest.

(9) Dynacare Laboratory Management, Inc. holds a 94.8% and DL/UHS Inc. holds a 0.4% interest in UHS/DL, LP. Dynacare Laboratories Inc. holds a 50% interest in DL/UHS Inc.